EXHIBIT 16.3

                           SCHEDULE FOR COMPUTATION OF
                          PERFORMANCE QUOTATIONS OF THE
                               BALANCED PORTFOLIO

                              TOTAL RETURN FORMULA


                        n
                  P(1+T)   = ERV


Where:            P        =        a hypothetical initial payment of $1,000

                  T        =        average annual total return

                  n        =        number of years

                  ERV      =        ending  redeemable  value of a  hypothetical
                                    $1,000 payment made at the beginning of the 1-, 5- or 10-year periods at the end of the 1-, 5- or 10-year periods (or fractional portion thereof)

For the 1-year period ended March 31, 1998:
                    1
         $1,000(1+T)  = $1,345.69 or an annual compounded rate of 34.57%

For the period May 10, 1994 (inception) to March 31, 1998:
                    2.83
         $1,000(1+T)      = $2,120.85 or an average  annual  compounded  rate of
21.32%